EX-99.1

MIDNIGHT HOLDINGS GROUP, INC RETAINS AN INDUSTRY EXPERIENCED CHIEF OPERATING OFFICER

Posted: March 2, 2007 11:00 am, EST

Troy, Michigan - Midnight Holdings Group, Inc. ("Midnight" or the "Company") announced today that Russell W.H. Bailey an automotive aftermarket industry consultant has joined the Company as Chief Operating Officer.

Mr. Bailey brings more than 40 years of global experience in design engineering, sales, marketing and strategic management within the automotive community to the Registrant. From August of 1999 to October 2001 and from January of 2005 to the present, Mr. Bailey was president of AutoVice Consulting, an automotive industry consulting group as well as a consultant to the Company. From October of 2001 to December of 2004, Mr. Bailey was the Managing Director of Delphi Corporations, Integrated Service Solutions Division. Mr. Bailey's management career and experience includes Instrument Sales and Service, Marquette Manufacturing, Applied Power, Bear Automotive, SPX Corporation and Delphi Corporation. Additionally, Mr. Bailey currently sits on the Board of Directors of the Automotive Aftermarket Industry Association (AAIA) and is a past president of the Automotive Equipment and Tool Institute.

Nicholas A. Cocco, President and CEO of Midnight said, "We are very pleased to have Russ join our management team and know he will be an asset to Midnight. He brings a wealth of knowledge and experience which we anticipate drawing heavily upon as we execute our growth strategy".

ABOUT MIDNIGHT HOLDINGS
-----------------------

The Company owns and operates directly and through joint ventures and franchises, retail automobile aftermarket products and auto concierge service centers. The Company offers a combination of traditional and non-traditional automotive services to both retail and commercial clients.

CERTAIN STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM SUCH STATEMENTS EXPRESSED OR IMPLIED HEREIN AS A RESULT OF A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S LIMITED OPERATING HISTORY, THE COMPANY'S ABILITY TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ITS SERVICES, THE ACCEPTANCE BY THE MARKET OF THE COMPANY'S SERVICES, COMPETITION, THE COMPANY'S ABILITY TO EMPLOY AND RETAIN QUALIFIED EMPLOYEES, AS WELL AS OTHER FACTORS EXPRESSED FROM TIME TO TIME IN THE COMPANY'S PERIODIC AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). AS A RESULT, THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S PERIODIC AND OTHER FILINGS WITH THE SEC. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.